Exhibit 99.1

Nasdaq Reports Third Quarter 2024 Results; Fourth Consecutive Quarter of Double-Digit Solutions Revenue Growth

NEW YORK, October 24, 2024—Nasdaq, Inc. (Nasdaq: NDAQ) today reported financial results for the third quarter of 2024.

•

Third quarter 2024 net revenue[1] was $1.1 billion, or $1.2 billion on a non-GAAP basis[2], an increase of 22% over the third quarter of 2023, up 10% on a pro forma[3] basis. This included Solutions[4] revenue increasing 26%, or 10% on a pro forma basis.

•	Annualized Recurring Revenue (ARR)[5] of $2.7 billion increased 31% over the third quarter of 2023, up 8% on a pro forma basis.

•	Financial Technology revenue of $371 million increased 56% over the third quarter of 2023, up 10% on a pro forma basis.

•	Index revenue of $182 million increased 26%, with $62 billion of net inflows over the trailing twelve months and $14 billion in the third quarter.

•	GAAP diluted earnings per share decreased 11% in the third quarter of 2024. Non-GAAP diluted earnings per share increased 5% in the third quarter of 2024 and increased 20% organically.

•

In the third quarter of 2024, the company returned $138 million to shareholders through dividends and $88 million through repurchases of common stock. The company also repaid net $50 million of commercial paper in the third quarter of 2024.

Third Quarter 2024 Highlights

(US$ millions, except per share)	3Q24	Change % (YoY)	Organic change % (YoY)	Pro forma change % (YoY)
GAAP Solutions Revenue	$872	26%
Non-GAAP Solutions Revenue	$906	31%	9%	10%
Market Services Net Revenue	$266	13%	13%
GAAP Net Revenue*	$1,146	22%
Non-GAAP Net Revenue*	$1,180	26%	10%	10%
GAAP Operating Income	$448	4%
Non-GAAP Operating Income	$637	30%	12%	14%
ARR	$2,736	31%	7%	8%
GAAP Diluted EPS	$0.53	(11)%
Non-GAAP Diluted EPS	$0.74	5%	20%

Note: The period over period percentages are calculated based on exact dollars, and therefore may not agree to a recalculation based on rounded numbers shown in the table above. Pro forma results are not calculated in a manner consistent with the pro forma requirements in Article 11 of Regulation S-X. Refer to the footnotes below for further discussion.

*Net revenues includes $8 million of Other Revenues, which reflect revenues associated with the European power trading and clearing business.

Adena Friedman, Chair and CEO said, “Nasdaq delivered its fourth consecutive quarter of double-digit Solutions growth with strong overall quarterly performance.

As we approach the one-year anniversary of the Adenza acquisition, I am proud of our progress to date and excited about driving even greater value for our clients and shareholders.

The integration continues seamlessly. Through our One Nasdaq strategy we are deepening our partnerships with clients across the financial system and unlocking opportunities for sustained and scalable growth.”

Sarah Youngwood, Executive Vice President and CFO said, “Nasdaq’s performance continues to reflect the quality and diversity of our platforms, driving strong growth across the business with particular strength in Index and Financial Technology.

We are continuing to deliver ahead on deleveraging and synergies and are benefiting from significant operating leverage.

Looking ahead, we remain well positioned to execute on our next phase of sustainable growth.”

FINANCIAL REVIEW

•

Third quarter 2024 net revenue was $1.1 billion, reflecting 22% growth versus the prior year period while non-GAAP net revenue was $1.2 billion. Revenue growth included a $146 million benefit related to the acquisition of Adenza. Net revenue grew 10% on a pro forma basis.

•	Solutions revenue was $872 million in the third quarter of 2024, up 26% versus the prior year period, or 10% growth on a pro forma basis, reflecting strong growth from Index and Financial Technology.

•	ARR grew 31% year over year, or 8% on a pro forma basis, in the third quarter of 2024 with 14% pro forma ARR growth for Financial Technology and 2% ARR growth for Capital Access Platforms.

•

Market Services net revenue was $266 million in the third quarter of 2024, up 13% versus the prior year period. The increase was primarily driven by a $15 million increase in U.S. equity derivatives and an $11 million increase in U.S. cash equities.

•

Third quarter 2024 GAAP operating expenses were $698 million, an increase of 37% versus the prior year period. The increase for the third quarter was primarily due to the acquisition of Adenza, which resulted in an additional $87 million in amortization expense of acquired intangible assets, and $61 million of other AxiomSL and Calypso operating expenses, as well as organic growth driven by increased investments in technology and our people to drive innovation and long-term growth.

•

Third quarter 2024 non-GAAP operating expenses were $543 million, reflecting 21% growth versus the prior year period, or 5% growth on a pro forma basis. The increase for the third quarter was primarily due to the inclusion of $61 million of AxiomSL and Calypso operating expenses. The pro forma increase reflects growth driven by increased investments in technology and our people to drive innovation and long-term growth, partially offset by the benefit of synergies.

•

Third quarter 2024 cash flow from operations was $244 million, enabling the company to continue to make meaningful progress on its deleveraging plan. In the third quarter, the company returned $138 million to shareholders through dividends and $88 million through repurchases of our common stock. The company also repaid net $50 million of commercial paper in the third quarter of 2024. As of September 30, 2024, there was $1.7 billion remaining under the board authorized share repurchase program.

2024 EXPENSE AND TAX GUIDANCE UPDATE6

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The company is updating its 2024 non-GAAP operating expense guidance to a range of $2,150 million to $2,180 million, and is updating its 2024 non-GAAP tax rate guidance to be in the range of 23.5% to 24.5%.

STRATEGIC AND BUSINESS UPDATES

•

Financial Technology delivered healthy revenue growth in the third quarter. Division revenue increased 10% on a pro forma basis, reflective of the mission-critical nature of the division’s solutions suite. Financial Technology pro forma ARR growth was 14% in the third quarter, with 39 new customers, 110 upsells, and 2 cross-sells. Third quarter highlights include:

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Nasdaq leapt to 5th place in Chartis’ annual RiskTech100® global ranking. This ranking is widely regarded as the most comprehensive independent study of the world’s major players in risk and compliance technology. The significant jump in ranking reflects the combined power of Nasdaq and Adenza’s technology offerings with Nasdaq and Adenza previously ranking #18 and #10, respectively. Nasdaq Verafin and AxiomSL won Chartis industry awards recognizing Nasdaq’s leadership in financial crime management and in regulatory reporting. The study also highlighted the value of Nasdaq’s governance and sustainability solutions.

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Financial Crime Management Technology had ARR growth of 24% with 114% net revenue retention and launched new AI product innovations. Financial Crime Management Technology signed 28 new SMB clients, in addition to the previously announced Tier 1 win in July. Nasdaq Verafin extended its track record of product innovation success with its AI Entity Research Copilot now deployed to more than 2,000 U.S. institutions. In the third quarter Nasdaq Verafin announced new enhancements to its Targeted Typology Analytics, an artificial intelligence (AI) based suite of detection capabilities targeting terrorist financing and drug trafficking activity.

•

AxiomSL and Calypso achieved 15% combined pro forma ARR growth. AxiomSL and Calypso delivered a combined 47 upsells and 4 new clients, with 17% of new bookings in the quarter cloud-based. Combined gross revenue retention[7] was 97% and net revenue retention[8] was 111%. Excluding the impact of a significant bankruptcy first noted in the fourth quarter of 2023, pro forma ARR growth was 16%, gross revenue retention was 98%, and net revenue retention was 112%.

•

Market Technology delivered 14% ARR growth as it continues to capture opportunities associated with the market modernization megatrend. Market Technology was driven by 13 upsells, 1 new client, and 1 cross-sell in the third quarter. ARR growth also benefited from the conversion of a previously mentioned large client delivery.

•

U.S. equity derivatives achieved record quarterly net revenue. In the third quarter of 2024, Nasdaq achieved a record quarter of U.S. equity derivatives net revenue of $107 million, with multi-listed U.S. options market share once again surpassing 30% in the quarter and 19% growth in U.S. index options volume.

•

Index delivered another quarter of outstanding performance and advanced its growth strategy across product innovation, globalization, and institutional client expansion. The Index business had $62 billion in net inflows over the trailing 12 months, with $14 billion in the third quarter. The business achieved another record in Index ETP AUM, averaging $575 billion in the third quarter and reaching $600 billion at quarter-end. Index derivatives trading volumes grew 24% year-over-year, also contributing to revenue growth. Nasdaq launched 35 new products with our partners in the quarter, 20 of which were international. The launches included 8 options overlays and 7 institutional insurance annuity products. Additionally, Nasdaq recently received 2024 Best Index Provider from Structured Retail Products, a global market intelligence provider, highlighting the business’ innovation and success as a strategic partner to our clients.

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Nasdaq strengthened its listings leadership in the U.S. in the third quarter. Nasdaq listed 33 U.S. operating company IPOs that raised more than $6 billion in proceeds, reflecting an 85% win rate among eligible operating companies in the quarter. These listings contributed to a 75% win rate year-to-date through the third quarter for eligible operating companies comprising of 5 of the top 10 IPOs, including Lineage, the largest offering so far this year. Nasdaq also celebrated its 500th switch to our U.S. exchange in the quarter.

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Nasdaq celebrated 25 Years of MarketSite in Times Square. MarketSite has stood as a physical embodiment of the Nasdaq brand since its debut and reflects Nasdaq’s culture of driving innovation and delivering valuable client solutions. MarketSite is a hub for Nasdaq’s clients and partners and an integral part of the global finance landscape.

•

Nasdaq continued its progress on its 2024 strategic priorities – Integrate, Innovate, Accelerate – positioning the company to capitalize on opportunities for sustainable, scalable, and resilient growth.

•	Integrate – Since the acquisition of Adenza nearly a year-ago, Nasdaq has actioned more than 80% of its net expense synergy target and continues to delever ahead of plan.

•

Innovate – Nasdaq reached new milestones in deploying AI tools and products including the launch of an internal Generative AI platform with custom-built efficiency tools and completed the rollout of AI copilot tools to all of its developers. Calypso also announced an AI-based solution for X-Value Adjustments (XVA) with up to 100 times faster processing speeds that improves the efficiency of risk calculations for banks, insurers, and other financial institutions. Beyond Nasdaq’s AI innovations, Market Services migrated Nasdaq International Securities Exchange to its next-generation derivatives platform, Fusion. Four of Nasdaq’s U.S. markets and one European equity derivatives market are operating on this platform which provides enhanced performance, including lower latency, higher throughput, and increased productivity.

•

Accelerate – We continue to make progress on our One Nasdaq strategy driving two cross-sells across the Financial Technology division in the quarter. The percentage of cross-sell opportunities in the division’s pipeline is over 10% and Nasdaq remains on track to exceed $100 million in cross-sells by the end of 2027.

1 Represents revenue less transaction-based expenses.

2 Refer to our reconciliations of U.S. GAAP to non-GAAP Solutions revenue, net revenue, net income attributable to Nasdaq, diluted earnings per share, operating income, operating expenses and organic impacts included in the attached schedules.

3 Pro forma results are presented assuming AxiomSL and Calypso were included in the prior year quarterly results and revenue for AxiomSL on-premises contracts were recognized ratably for all of 2023 and 2024. Pro forma growth excludes the impacts of foreign currency except for AxiomSL and Calypso, which are not yet calculated on an organic basis.These pro forma results are not calculated, and do not intend to be calculated, in a manner consistent with the pro forma requirements in Article 11 of Regulation S-X. Preparation of this information in accordance with Article 11 would differ from results presented in this release.

4 Constitutes revenue from our Capital Access Platforms and Financial Technology segments.

5 Annualized Recurring Revenue (ARR) for a given period is the current annualized value derived from subscription contracts with a defined contract value. This excludes contracts that are not recurring, are one-time in nature or where the contract value fluctuates based on defined metrics. ARR is currently one of our key performance metrics to assess the health and trajectory of our recurring business. ARR does not have any standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. For AxiomSL and Calypso recurring revenue contracts, the amount included in ARR is consistent with the amount that we invoice the customer during the current period. Additionally, for AxiomSL and Calypso recurring revenue contracts that include annual values that increase over time, we include in ARR only the annualized value of components of the contract that are considered active as of the date of the ARR calculation. We do not include the future committed increases in the contract value as of the date of the ARR calculation. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

6 U.S. GAAP operating expense and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement in foreign currency rates, as well as future charges or reversals outside of the normal course of business.

7 Gross Retention: ARR in the current period over ARR in the prior year period for existing customers excluding price increases and upsells and excluding new customers.

8 Net Retention: ARR in the current period over ARR in the prior year period for existing customers including price increases and upsells and excluding new customers.

ABOUT NASDAQ

Nasdaq (Nasdaq: NDAQ) is a global technology company serving corporate clients, investment managers, banks, brokers, and exchange operators as they navigate and interact with the global capital markets and the broader financial system. We aspire to deliver world-leading platforms that improve the liquidity, transparency, and integrity of the global economy. Our diverse offering of data, analytics, software, exchange capabilities, and client-centric services enables clients to optimize and execute their business vision with confidence. To learn more about the company, technology solutions and career opportunities, visit us on LinkedIn, on X @Nasdaq, or at www.nasdaq.com.

NON-GAAP INFORMATION

In addition to disclosing results determined in accordance with U.S. GAAP, Nasdaq also discloses certain non-GAAP results of operations, including, but not limited to, non-GAAP Solutions revenue, non-GAAP net revenue, non-GAAP net income attributable to Nasdaq, non-GAAP diluted earnings per share, non-GAAP operating income, and non-GAAP operating expenses, that include certain adjustments or exclude certain charges and gains that are described in the reconciliation table of U.S. GAAP to non-GAAP information provided at the end of this release. Management uses this non-GAAP information internally, along with U.S. GAAP information, in evaluating our performance and in making financial and operational decisions. We believe our presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparisons of results as the items described below in the reconciliation tables do not reflect ongoing operating performance.

These measures are not in accordance with, or an alternative to, U.S. GAAP, and may be different from non-GAAP measures used by other companies. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as a comparative measure. Investors should not rely on any single financial measure when evaluating our business. This information should be considered as supplemental in nature and is not meant as a substitute for our operating results in accordance with U.S. GAAP. We recommend investors review the U.S. GAAP financial measures included in this earnings release. When viewed in conjunction with our U.S. GAAP results and the accompanying reconciliations, we believe these non-GAAP measures provide greater transparency and a more complete understanding of factors affecting our business than U.S. GAAP measures alone.

We understand that analysts and investors regularly rely on non-GAAP financial measures, such as those noted above, to assess operating performance. We use these measures because they highlight trends more clearly in our business that may not otherwise be apparent when relying solely on U.S. GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our ongoing operating performance.

Organic revenue and expense growth, organic change and organic impact are non-GAAP measures that reflect adjustments for: (i) the impact of period-over-period changes in foreign currency exchange rates, and (ii) the revenue, expenses and operating income associated with acquisitions and divestitures for the twelve month period following the date of the acquisition or divestiture. Reconciliations of these measures are described within the body of this release or in the reconciliation tables at the end of this release.

Foreign exchange impact: In countries with currencies other than the U.S. dollar, revenue and expenses are translated using monthly average exchange rates. Certain discussions in this release isolate the impact of year-over-year foreign currency fluctuations to better measure the comparability of operating results between periods. Operating results excluding the impact of foreign currency fluctuations are calculated by translating the current period’s results by the prior period’s exchange rates.

Restructuring programs: In the fourth quarter of 2023, following the closing of the Adenza acquisition, our management approved, committed to and initiated a restructuring program, “Adenza Restructuring” to optimize our efficiencies as a combined organization. In connection with this program, we expect to incur pre-tax charges principally related to employee-related costs, contract terminations, real estate impairments and other related costs. We expect to achieve benefits primarily in the form of expense and revenue synergies. In October 2022, following our September announcement to realign our segments and leadership, we initiated a divisional alignment program with a focus on realizing the full potential of this structure. In connection with the program, we expect to incur pre-tax charges principally related to employee-related costs, consulting, asset impairments and contract terminations over a two-year period. We expect to achieve benefits in the form of both increased customer engagement and operating efficiencies. Costs related to the Adenza restructuring and the divisional alignment programs are recorded as “restructuring charges” in our consolidated statements of income. We exclude charges associated with these programs for purposes of calculating non-GAAP measures as they are not reflective of ongoing operating performance or comparisons in Nasdaq’s performance between periods.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. Nasdaq cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections relating to our future financial results, total shareholder returns, growth, dividend program, trading volumes, products and services, ability to transition to new business models or implement our new corporate structure, taxes and achievement of synergy targets, (ii) statements about the closing or implementation dates and benefits of certain acquisitions, divestitures and other strategic, restructuring, technology, environmental, de-leveraging and capital allocation initiatives, (iii) statements about our integrations of our recent acquisitions, (iv) statements relating to any litigation or regulatory or government investigation or action to which we are or could become a party, and (v) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond Nasdaq’s control. These factors include, but are not limited to, Nasdaq’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, geopolitical instability, government and industry regulation, interest rate risk, U.S. and global competition. Further information on these and other factors are detailed in Nasdaq’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q, which are available on Nasdaq’s investor relations website at http://ir.nasdaq.com and the SEC’s website at www.sec.gov. Nasdaq undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

WEBSITE DISCLOSURE

Nasdaq intends to use its website, ir.nasdaq.com, as a means for disclosing material non-public information and for complying with SEC Regulation FD and other disclosure obligations.

Media Relations Contact	Investor Relations Contact
Nick Jannuzzi	Ato Garrett
973.760.1741	212.401.8737
nicholas.jannuzzi.@nasdaq.com	ato.garrett@nasdaq.com

Nasdaq, Inc.

Condensed Consolidated Statements of Income

(in millions, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2024	2023	2024	2023
Revenues:
Capital Access Platforms	$501	$456	$1,460	$1,309
Financial Technology	371	238	1,183	700
Market Services	1,022	747	2,700	2,378
Other Revenues	8	10	27	30

Total revenues	1,902	1,451	5,370	4,417
Transaction-based expenses:
Transaction rebates	(513)	(447)	(1,478)	(1,377)
Brokerage, clearance and exchange fees	(243)	(64)	(470)	(262)

Revenues less transaction-based expenses	1,146	940	3,422	2,778

Operating Expenses:
Compensation and benefits	332	260	1,000	777
Professional and contract services	36	31	108	92
Technology and communication infrastructure	71	58	207	168
Occupancy	28	28	85	99
General, administrative and other	26	26	84	62
Marketing and advertising	11	12	34	30
Depreciation and amortization	153	64	460	198
Regulatory	9	9	37	27
Merger and strategic initiatives	10	4	23	51
Restructuring charges	22	17	103	49

Total operating expenses	698	509	2,141	1,553

Operating income	448	431	1,281	1,225
Interest income	8	72	20	86
Interest expense	(102)	(101)	(313)	(174)
Other income (loss)	1	1	15	(6)
Net income (loss) from unconsolidated investees	1	(12)	7	(8)

Income before income taxes	356	391	1,010	1,123
Income tax provision	51	97	250	262

Net income	305	294	760	861
Net loss attributable to noncontrolling interests	1	—	2	1

Net income attributable to Nasdaq	$306	$294	$762	$862

Per share information:
Basic earnings per share	$0.53	$0.60	$1.32	$1.76

Diluted earnings per share	$0.53	$0.60	$1.32	$1.74

Cash dividends declared per common share	$0.24	$0.22	$0.70	$0.64

Weighted-average common shares outstanding for earnings per share:
Basic	575.1	491.3	575.6	490.7
Diluted	579.0	494.1	579.0	494.2

Nasdaq, Inc.

Revenue Detail

(in millions)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2024	2023	2024	2023
CAPITAL ACCESS PLATFORMS
Data and Listing Services revenues	$190	$188	$562	$559
Index revenues	182	144	517	383
Workflow and Insights revenues	129	124	381	367

Total Capital Access Platforms revenues	501	456	1,460	1,309
FINANCIAL TECHNOLOGY
Financial Crime Management Technology revenues	69	58	200	163
Regulatory Technology revenues	68	35	253	102
Capital Markets Technology revenues	234	145	730	435

Total Financial Technology revenues	371	238	1,183	700
MARKET SERVICES
Market Services revenues	1,022	747	2,700	2,378
Transaction-based expenses:
Transaction rebates	(513)	(447)	(1,478)	(1,377)
Brokerage, clearance and exchange fees	(243)	(64)	(470)	(262)

Total Market Services revenues, net	266	236	752	739
OTHER REVENUES	8	10	27	30

REVENUES LESS TRANSACTION-BASED EXPENSES	$1,146	$940	$3,422	$2,778

Nasdaq, Inc.

Condensed Consolidated Balance Sheets

(in millions)

	September 30, 2024	December 31, 2023
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$266	$453
Restricted cash and cash equivalents	42	20
Default funds and margin deposits	5,865	7,275
Financial investments	202	188
Receivables, net	944	929
Other current assets	239	231

Total current assets	7,558	9,096
Property and equipment, net	584	576
Goodwill	14,165	14,112
Intangible assets, net	7,072	7,443
Operating lease assets	388	402
Other non-current assets	793	665

Total assets	$30,560	$32,294

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$289	$332
Section 31 fees payable to SEC	74	84
Accrued personnel costs	314	303
Deferred revenue	663	594
Other current liabilities	229	146
Default funds and margin deposits	5,865	7,275
Short-term debt	499	291

Total current liabilities	7,933	9,025
Long-term debt	9,359	10,163
Deferred tax liabilities, net	1,566	1,642
Operating lease liabilities	399	417
Other non-current liabilities	222	220

Total liabilities	19,479	21,467

Commitments and contingencies
Equity
Nasdaq stockholders’ equity:
Common stock	6	6
Additional paid-in capital	5,477	5,496
Common stock in treasury, at cost	(643)	(587)
Accumulated other comprehensive loss	(1,952)	(1,924)
Retained earnings	8,184	7,825

Total Nasdaq stockholders’ equity	11,072	10,816
Noncontrolling interests	9	11

Total equity	11,081	10,827

Total liabilities and equity	$30,560	$32,294

Nasdaq, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Net Income Attributable to Nasdaq and Diluted Earnings Per Share

(in millions, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
U.S. GAAP net income attributable to Nasdaq	$306	$294	$762	$862
Non-GAAP adjustments:
Adenza purchase accounting adjustment (1)	34	—	34	—
Amortization expense of acquired intangible assets (2)	122	37	366	112
Merger and strategic initiatives expense (3)	10	4	23	51
Restructuring charges (4)	22	17	103	49
Lease asset impairments (5)	—	—	—	24
Net (income) loss from unconsolidated investees (6)	(1)	12	(7)	8
Legal and regulatory matters (7)	—	—	16	(10)
Pension settlement charge (8)	—	—	23	—
Other (income) loss (9)	1	9	(8)	17

Total non-GAAP adjustments	188	79	550	251
Non-GAAP adjustment to the income tax provision (10)	(65)	(24)	(151)	(76)
Tax on intra-group transfer of intellectual property assets (11)	—	—	33	—

Total non-GAAP adjustments, net of tax	123	55	432	175

Non-GAAP net income attributable to Nasdaq	$429	$349	$1,194	$1,037

U.S. GAAP diluted earnings per share	$0.53	$0.60	$1.32	$1.74
Total adjustments from non-GAAP net income above	0.21	0.11	0.74	0.36

Non-GAAP diluted earnings per share	$0.74	$0.71	$2.06	$2.10

Weighted-average diluted common shares outstanding for earnings per share:	579.0	494.1	579.0	494.2

(1)

During the third quarter of 2024, as part of finalizing the purchase accounting of the Adenza acquisition, we implemented a change to the accounting treatment of the revenues associated with AxiomSL on-premises subscription contracts, which are included in the Regulatory Technology business within the Financial Technology segment. Starting in the third quarter of 2024, we began recognizing AxiomSL’s subscription-based revenues on a ratable basis over the contract term. As a result of this change, we recognized a one-time revenue reduction of $32 million in the third quarter of 2024, reflecting the net impact of the accounting change since the date of the Adenza acquisition. The adjustment of $34 million reflects the prior year impact of this change.

(2)

We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations.

(3)

We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years which have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third party transaction costs. The frequency and amount of such expenses vary significantly based on the size, timing and complexity of the transaction. For the three and nine months ended September 30, 2024 and September 30, 2023, these costs primarily relate to the Adenza acquisition. For the nine months ended September 30, 2024, these costs were partially offset by a termination payment recognized in the second quarter of 2024 relating to the proposed divestiture of our Nordic power trading and clearing business.

(4)

In the fourth quarter of 2023, following the closing of the Adenza acquisition, our management approved, committed to and initiated a restructuring program, “Adenza Restructuring” to optimize our efficiencies as a combined organization. In connection with this program, we expect to incur pre-tax charges principally related to employee-related costs, contract terminations, real estate impairments and other related costs. We expect to achieve benefits primarily in the form of expense and revenue synergies. In October 2022, following our September 2022 announcement to realign our segments and leadership, we initiated a divisional alignment program with a focus on realizing the full potential of this structure. In September 2024, we completed our divisional alignment program and recognized total pre-tax charges of $139 million over a two-year period.

(5)

During the first quarter of 2023, we initiated a review of our real estate and facility capacity requirements due to our new and evolving work models. As a result, for the nine months ended September 30, 2023, we recorded impairment charges related to our operating lease assets and leasehold improvements associated with vacating certain leased office space, which are recorded in occupancy expense and depreciation and amortization expense in our Condensed Consolidated Statements of Income.

(6)

We exclude our share of the earnings and losses of our equity method investments. This provides a more meaningful analysis of Nasdaq’s ongoing operating performance or comparisons in Nasdaq’s performance between periods.

(7)

For the nine months ended September 30, 2024, these items primarily included the settlement of a Swedish Financial Supervisory Authority, or SFSA, fine and accruals related to certain legal matters. For the nine months ended September 30, 2023, these items primarily included insurance recoveries related to legal matters. The fine is recorded in regulatory expense and the accruals and insurance recoveries are recorded in professional and contract services and general, administrative and other expense in the Condensed Consolidated Statements of Income.

(8)

For the nine months ended September 30, 2024, we recorded a pre-tax loss as a result of settling our U.S. pension plan. The plan was terminated and partially settled in 2023, with final settlement occurring during the first quarter of 2024. The pre-tax loss is recorded in compensation and benefits in the Condensed Consolidated Statements of Income.

(9)

For the nine months ended September 30, 2024, and for the three and nine months ended September 30, 2023, other items primarily include net gains from strategic investments entered into through our corporate venture program, which are included in other income (loss) in our Condensed Consolidated Statements of Income.

(10)	The non-GAAP adjustment to the income tax provision primarily includes the tax impact of each non-GAAP adjustment.
(11)	For the nine months ended September 30, 2024, the completion of an intra-group transfer of intellectual property assets to U.S. headquarters resulted in a net tax expense of $33 million.

Nasdaq, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Revenues Less Transaction-Based Expenses

(in millions)

(unaudited)

	Three Months Ended September 30, 2024			Nine Months Ended September 30, 2024
	U.S. GAAP Revenues Less Transaction- Based Expenses	Adenza purchase accounting adjustment (1)	Non-GAAP Revenues Less Transaction-Based Expenses	U.S. GAAP Revenues Less Transaction- Based Expenses	Adenza purchase accounting adjustment (1)	Non-GAAP Revenues Less Transaction-Based Expenses
CAPITAL ACCESS PLATFORMS	$501	$—	$501	$1,460	$—	$1,460
FINANCIAL TECHNOLOGY
Financial Crime Management Technology revenues	69	—	69	200	—	200
Regulatory Technology revenues (1)	68	34	102	253	34	287
Capital Markets Technology revenues	234	—	234	730	—	730

Total Financial Technology revenues	371	34	405	1,183	34	1,217

SOLUTIONS REVENUES	872	34	906	2,643	34	2,677
MARKET SERVICES REVENUES, NET	266	—	266	752	—	752
OTHER REVENUES	8	—	8	27	—	27

REVENUES LESS TRANSACTION-BASED EXPENSES	$1,146	$34	$1,180	$3,422	$34	$3,456

(1)

During the third quarter of 2024, as part of finalizing the purchase accounting of the Adenza acquisition, we implemented a change to the accounting treatment of the revenues associated with AxiomSL on-premises subscription contracts, which are included in the Regulatory Technology business within the Financial Technology segment. Starting in the third quarter of 2024, we began recognizing AxiomSL’s subscription-based revenues on a ratable basis over the contract term. As a result of this change, we recognized a one-time revenue reduction of $32 million in the third quarter of 2024, reflecting the net impact of the accounting change since the date of the Adenza acquisition. The adjustment of $34 million reflects the prior year impact of this change.

Nasdaq, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Operating Income and Operating Margin

(in millions)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2024	2023	2024	2023
U.S. GAAP operating income	$448	$431	$1,281	$1,225
Non-GAAP adjustments:
Adenza purchase accounting adjustment (1)	34	—	34	—
Amortization expense of acquired intangible assets (2)	122	37	366	112
Merger and strategic initiatives expense (3)	10	4	23	51
Restructuring charges (4)	22	17	103	49
Lease asset impairments (5)	—	—	—	24
Legal and regulatory matters (6)	—	—	16	(10)
Pension settlement charge (7)	—	—	23	—
Other loss	1	2	4	2

Total non-GAAP adjustments	189	60	569	228

Non-GAAP operating income	$637	$491	$1,850	$1,453

Revenues less transaction-based expenses	$1,146	$940	$3,422	$2,778
U.S. GAAP operating margin (8)	39%	46%	37%	44%
Non-GAAP operating margin (9)	54%	52%	54%	52%

(1)

During the third quarter of 2024, as part of finalizing the purchase accounting of the Adenza acquisition, we implemented a change to the accounting treatment of the revenues associated with AxiomSL on-premises subscription contracts, which are included in the Regulatory Technology business within the Financial Technology segment. Starting in the third quarter of 2024, we began recognizing AxiomSL’s subscription-based revenues on a ratable basis over the contract term. As a result of this change, we recognized a one-time revenue reduction of $32 million in the third quarter of 2024, reflecting the net impact of the accounting change since the date of the Adenza acquisition. The adjustment of $34 million reflects the prior year impact of this change.

(2)

We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations.

(3)

We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years which have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third party transaction costs. The frequency and amount of such expenses vary significantly based on the size, timing and complexity of the transaction. For the three and nine months ended September 30, 2024 and September 30, 2023, these costs primarily relate to the Adenza acquisition. For the nine months ended September 30, 2024, these costs were partially offset by a termination payment recognized in the second quarter of 2024 relating to the proposed divestiture of our Nordic power trading and clearing business.

(4)

In the fourth quarter of 2023, following the closing of the Adenza acquisition, our management approved, committed to and initiated a restructuring program, “Adenza Restructuring” to optimize our efficiencies as a combined organization. In connection with this program, we expect to incur pre-tax charges principally related to employee-related costs, contract terminations, real estate impairments and other related costs. We expect to achieve benefits primarily in the form of expense and revenue synergies. In October 2022, following our September 2022 announcement to realign our segments and leadership, we initiated a divisional alignment program with a focus on realizing the full potential of this structure. In September 2024, we completed our divisional alignment program and recognized total pre-tax charges of $139 million over a two-year period.

(5)

During the first quarter of 2023, we initiated a review of our real estate and facility capacity requirements due to our new and evolving work models. As a result, for the nine months ended September 30, 2023, we recorded impairment charges related to our operating lease assets and leasehold improvements associated with vacating certain leased office space, which are recorded in occupancy expense and depreciation and amortization expense in our Condensed Consolidated Statements of Income.

(6)

For the nine months ended September 30, 2024, these items primarily included the settlement of a SFSA fine and accruals related to certain legal matters. For the nine months ended September 30, 2023, these items primarily included insurance recoveries related to legal matters. The fine is recorded in regulatory expense and the accruals and insurance recoveries are recorded in professional and contract services and general, administrative and other expense in the Condensed Consolidated Statements of Income.

(7)

For the nine months ended September 30, 2024, we recorded a pre-tax loss as a result of settling our U.S. pension plan. The plan was terminated and partially settled in 2023, with final settlement occurring during the first quarter of 2024. The pre-tax loss is recorded in compensation and benefits in the Condensed Consolidated Statements of Income.

(8)	U.S. GAAP operating margin equals U.S. GAAP operating income divided by revenues less transaction-based expenses.

(9)	Non-GAAP operating margin equals non-GAAP operating income divided by non-GAAP revenues less transaction-based expenses.

Nasdaq, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Operating Expenses

(in millions)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2024	2023	2024	2023
U.S. GAAP operating expenses	$698	$509	$2,141	$1,553
Non-GAAP adjustments:
Amortization expense of acquired intangible assets (1)	(122)	(37)	(366)	(112)
Merger and strategic initiatives expense (2)	(10)	(4)	(23)	(51)
Restructuring charges (3)	(22)	(17)	(103)	(49)
Lease asset impairments (4)	—	—	—	(24)
Legal and regulatory matters (5)	—	—	(16)	10
Pension settlement charge (6)	—	—	(23)	—
Other (loss)	(1)	(2)	(4)	(2)

Total non-GAAP adjustments	(155)	(60)	(535)	(228)

Non-GAAP operating expenses	$543	$449	$1,606	$1,325

(1)

We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations.

(2)

We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years which have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third party transaction costs. The frequency and amount of such expenses vary significantly based on the size, timing and complexity of the transaction. For the three and nine months ended September 30, 2024 and September 30, 2023, these costs primarily relate to the Adenza acquisition. For the nine months ended September 30, 2024, these costs were partially offset by a termination payment recognized in the second quarter of 2024 relating to the proposed divestiture of our Nordic power trading and clearing business.

(3)

In the fourth quarter of 2023, following the closing of the Adenza acquisition, our management approved, committed to and initiated a restructuring program, “Adenza Restructuring” to optimize our efficiencies as a combined organization. In connection with this program, we expect to incur pre-tax charges principally related to employee-related costs, contract terminations, real estate impairments and other related costs. We expect to achieve benefits primarily in the form of expense and revenue synergies. In October 2022, following our September 2022 announcement to realign our segments and leadership, we initiated a divisional alignment program with a focus on realizing the full potential of this structure. In September 2024, we completed our divisional alignment program and recognized total pre-tax charges of $139 million over a two-year period.

(4)

During the first quarter of 2023, we initiated a review of our real estate and facility capacity requirements due to our new and evolving work models. As a result, for the nine months ended September 30, 2023, we recorded impairment charges related to our operating lease assets and leasehold improvements associated with vacating certain leased office space, which are recorded in occupancy expense and depreciation and amortization expense in our Condensed Consolidated Statements of Income.

(5)

For the nine months ended September 30, 2024, these items primarily included the settlement of a SFSA fine and accruals related to certain legal matters. For the nine months ended September 30, 2023, these items primarily included insurance recoveries related to legal matters. The fine is recorded in regulatory expense and the accruals and insurance recoveries are recorded in professional and contract services and general, administrative and other expense in the Condensed Consolidated Statements of Income.

(6)

For the nine months ended September 30, 2024, we recorded a pre-tax loss as a result of settling our U.S. pension plan. The plan was terminated and partially settled in 2023, with final settlement occurring during the first quarter of 2024. The pre-tax loss is recorded in compensation and benefits in the Condensed Consolidated Statements of Income.

Nasdaq, Inc.

Reconciliation of Pro Forma Impacts for U.S. Non-GAAP Revenues less transaction-based expenses, Non-GAAP Operating Expenses,

Non-GAAP Operating Income, and Non-GAAP Operating Margin

(in millions)

(unaudited)

	Three Months Ended			Three Months Ended						Pro Forma
	September 30, 2024			September 30, 2023			Total Variance		FX (3)	Impacts
	Non-GAAP	Adenza Adjustment (1)	Pro Forma	Non-GAAP	Adenza (2)	Pro Forma	$	%	$	$	%
Capital Access Platforms revenues	$501	$—	$501	$456	$—	$456	$45	10%	$1	$44	9%
Financial Crime Management Technology revenues	69	—	69	58	—	58	11	20%	—	11	20%
Regulatory Technology revenues	102	(2)	100	35	56	91	9	10%	1	8	8%
Capital Markets Technology revenues	234	—	234	145	71	216	18	8%	—	18	8%

Financial Technology revenues	405	(2)	403	238	127	365	38	10%	1	37	10%

Solutions revenues (4)	906	(2)	904	694	127	821	83	10%	2	81	10%
Market Services, net revenues	266	—	266	236	—	236	30	13%	—	30	13%
Other revenues	8	—	8	10	—	10	(2)	(13)%	—	(2)	(14)%

Revenues less transaction-based expenses	1,180	(2)	1,178	940	127	1,067	111	10%	2	109	10%
Non-GAAP operating expenses	543	—	543	449	65	514	29	6%	1	28	5%

Non-GAAP operating income	$637	$(2)	$635	$491	$62	$553	$82	15%	$1	$81	14%

Non-GAAP operating margin	54%		54%	52%		52%

Note: Pro forma results are presented assuming AxiomSL and Calypso were included in the prior year quarterly results and revenue for AxiomSL on-premises contracts were recognized ratably for all of 2023 and 2024. Pro forma growth excludes the impacts of foreign currency except for AxiomSL and Calypso, which are not yet calculated on an organic basis. These pro forma results are not calculated, and do not intend to be calculated, in a manner consistent with the pro forma requirements in Article 11 of Regulation S-X. Preparation of this information in accordance with Article 11 would differ from results presented in this release. The current period percentages are calculated based on exact dollars, and therefore may not recalculate exactly using rounded numbers as presented in US$ millions.

(1)	Adjustment to remove the cumulative impact of changing to ratable revenue recognition for AxiomSL on-premises subscription contracts, which related to the first six months of 2024.
(2)

The Adenza results above are presented on a non-GAAP basis and have been adjusted for certain items. We believe presenting these measures excluding these items provides investors with greater transparency as they do not represent ongoing operations. These adjustments include intangible amortization of $39 million and other transaction and restructuring related costs of $3 million for the third quarter of 2023.

(3)	Reflects the impacts from changes in FX rates.
(4)	Represents Capital Access Platforms and Financial Technology Segments.

Nasdaq, Inc.

Reconciliation of Organic Impacts for U.S. Non-GAAP Revenues less transaction-based expenses, Non-GAAP Operating Expenses,

Non-GAAP Operating Income, and Non-GAAP Diluted Earnings Per Share

(in millions)

(unaudited)

	Three Months Ended
	September 30,	September 30,	Total Variance		Organic Impact		Other Impacts (1)
	2024	2023	$	%	$	%	$	%
CAPITAL ACCESS PLATFORMS
Data and Listing Services revenues	$190	$188	$2	1%	$1	1%	$1	—%
Index revenues	182	144	38	26%	38	26%	—	—%
Workflow and Insights revenues	129	124	5	4%	5	3%	—	—%

Total Capital Access Platforms revenues	501	456	45	10%	44	9%	1	—%
FINANCIAL TECHNOLOGY
Financial Crime Management Technology revenues	69	58	11	20%	11	20%	—	—%
Regulatory Technology revenues	102	35	67	190%	2	6%	65	185%
Capital Markets Technology revenues	234	145	89	62%	7	5%	82	57%

Total Financial Technology revenues	405	238	167	71%	20	9%	147	62%

SOLUTIONS REVENUES (2)	906	694	212	31%	64	9%	148	21%
MARKET SERVICES REVENUES, NET	266	236	30	13%	30	13%	—	—%
OTHER REVENUES	8	10	(2)	(13)%	(2)	(14)%	—	1%

REVENUES LESS TRANSACTION-BASED EXPENSES	$1,180	$940	$240	26%	$92	10%	$148	16%

Non-GAAP Operating Expenses	$543	$449	$94	21%	$32	7%	$62	14%
Non-GAAP Operating Income	$637	$491	$146	30%	$60	12%	$86	18%
Non-GAAP diluted earnings per share	$0.74	$0.71	$0.03	5%	$0.14	20%	$(0.11)	(16)%

Note: The current period percentages are calculated based on exact dollars, and therefore may not recalculate exactly using rounded numbers as presented in US$ millions. The sum of the percentage changes may not tie to the percentage change in total variance due to rounding.

(1)	Primarily includes the impacts of the Adenza acquisition and changes in FX rates.
(2)	Represents Capital Access Platforms and Financial Technology Segments.

Nasdaq, Inc.

Quarterly Key Drivers Detail

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2024	2023	2024	2023
Capital Access Platforms
Annualized recurring revenues (in millions) (1)	$1,254	$1,222	$1,254	$1,222
Initial public offerings
The Nasdaq Stock Market (2)	48	39	114	102
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic	1	—	7	3
Total new listings
The Nasdaq Stock Market (2)	138	87	301	230
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic (3)	6	3	18	16
Number of listed companies
The Nasdaq Stock Market (4)	4,039	4,086	4,039	4,086
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic (5)	1,186	1,236	1,186	1,236
Index
Number of licensed exchange traded products (ETPs) (6)	388	366	388	366
Period end ETP assets under management (AUM) tracking Nasdaq indexes (in billions)	$600	$411	$600	$411
Quarterly average ETP AUM tracking Nasdaq indexes (in billions)	$575	$423
TTM (7) net inflows ETP AUM tracking Nasdaq indexes (in billions)	$62	$24	$62	$24
TTM (7) net appreciation ETP AUM tracking Nasdaq indexes (in billions)	$143	$78	$143	$78
Financial Technology
Annualized recurring revenues (in millions) (1)
Financial Crime Management Technology	$268	$216	$268	$216
Regulatory Technology	350	132	350	132
Capital Markets Technology	864	511	864	511

Total Financial Technology	$1,482	$859	$1,482	$859
Market Services
Equity Derivative Trading and Clearing
U.S. equity options
Total industry average daily volume (in millions)	44.5	39.6	43.3	40.4
Nasdaq PHLX matched market share	9.4%	11.0%	9.9%	11.2%
The Nasdaq Options Market matched market share	5.8%	5.6%	5.5%	6.4%
Nasdaq BX Options matched market share	2.3%	4.4%	2.3%	3.6%
Nasdaq ISE Options matched market share	6.8%	5.7%	6.7%	5.8%
Nasdaq GEMX Options matched market share	2.7%	3.0%	2.6%	2.3%
Nasdaq MRX Options matched market share	3.2%	2.0%	2.6%	1.7%

Total matched market share executed on Nasdaq’s exchanges	30.2%	31.7%	29.6%	31.0%
Nasdaq Nordic and Nasdaq Baltic options and futures
Total average daily volume of options and futures contracts (8)	213,911	245,986	235,137	298,785
Cash Equity Trading
Total U.S.-listed securities
Total industry average daily share volume (in billions)	11.5	10.4	11.7	11.0
Matched share volume (in billions)	117.4	106.7	354.3	342.2
The Nasdaq Stock Market matched market share	15.6%	15.5%	15.6%	15.9%
Nasdaq BX matched market share	0.3%	0.4%	0.4%	0.4%
Nasdaq PSX matched market share	0.2%	0.3%	0.2%	0.4%

Total matched market share executed on Nasdaq’s exchanges	16.1%	16.2%	16.2%	16.7%
Market share reported to the FINRA/Nasdaq Trade Reporting Facility	44.7%	40.2%	43.0%	35.2%

Total market share (9)	60.8%	56.4%	59.2%	51.9%
Nasdaq Nordic and Nasdaq Baltic securities
Average daily number of equity trades executed on Nasdaq’s exchanges	609,167	556,257	645,622	676,132
Total average daily value of shares traded (in billions)	$4.1	$3.6	$4.5	$4.5
Total market share executed on Nasdaq’s exchanges	71.6%	71.6%	72.2%	70.6%
Fixed Income and Commodities Trading and Clearing
Fixed Income
Total average daily volume of Nasdaq Nordic and Nasdaq Baltic fixed income contracts	89,037	88,383	94,493	96,461

(1)

Annualized Recurring Revenue (ARR) for a given period is the current annualized value derived from subscription contracts with a defined contract value. This excludes contracts that are not recurring, are one-time in nature, or where the contract value fluctuates based on defined metrics. ARR is currently one of our key performance metrics to assess the health and trajectory of our recurring business. ARR does not have any standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. For AxiomSL and Calypso recurring revenue contracts, the amount included in ARR is consistent with the amount that we invoice the customer during the current period. Additionally, for AxiomSL and Calypso recurring revenue contracts that include annual values that increase over time, we include in ARR only the annualized value of components of the contract that are considered active as of the date of the ARR calculation. We do not include the future committed increases in the contract value as of the date of the ARR calculation. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

(2)

New listings include IPOs, issuers that switched from other listing venues, closed-end funds and separately listed ETPs. For the three months ended September 30, 2024 and 2023, IPOs included 15 and 4 SPACs, respectively. For the nine months ended September 30, 2024 and 2023, IPOs included 28 and 19 SPACs, respectively.

(3)	New listings include IPOs and represent companies listed on the Nasdaq Nordic and Nasdaq Baltic exchanges and companies on the alternative markets of Nasdaq First North.
(4)	Number of total listings on The Nasdaq Stock Market for the nine months ended September 30, 2024 and September 30, 2023 included 712 and 570 ETPs, respectively.
(5)	Represents companies listed on the Nasdaq Nordic and Nasdaq Baltic exchanges and companies on the alternative markets of Nasdaq First North.
(6)

The number of listed ETPs as of September 30, 2023 has been updated to reflect a revised methodology whereby an ETP listed on multiple exchanges is counted as one product, rather than formerly being counted per exchange. This change has no impact on reported AUM.

(7)	Trailing 12-months.
(8)	Includes Finnish option contracts traded on Eurex for which Nasdaq and Eurex had a revenue sharing arrangement, which ended in the fourth quarter of 2023.
(9)

Includes transactions executed on The Nasdaq Stock Market’s, Nasdaq BX’s and Nasdaq PSX’s systems plus trades reported through the Financial Industry Regulatory Authority/Nasdaq Trade Reporting Facility.